Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-150552, No. 333-130031, No. 333-102084 and Form S-3 No. 333-150485) of Community First, Inc. of our report dated March 15, 2013, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Community First, Inc. for the year ended December 31, 2012.

/s/ HORNE LLP

Memphis, Tennessee

March 15, 2013